EXHIBIT 5.1	HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
OUR FILE NO: 22948.000417

March 9, 2004

Board of Directors

Chesapeake Corporation

James Center II

1021 East Cary Street

Richmond, Virginia 23219

Public Offering of 3,650,000 Shares of Common Stock

Gentlemen:

We have acted as counsel to Chesapeake Corporation, a Virginia corporation (the “Company”), in connection with (a) the Registration Statement on Form S-3, as amended (File No. 333-111452) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance by the Company from time to time of up to $300,000,000 (or the equivalent of such amount in one or more non-U.S. currencies) aggregate offering price of the securities referred to therein, including shares of the Company’s common stock, $1.00 par value (the “Common Stock”) and the associated rights (initially attached to, and evidenced by the certificates for, the Common Stock) to purchase shares of Series A Junior Participating Preferred Stock (the “Rights” and, collectively with the Common Stock, the “Shares”), as described in the Prospectus, dated February 19, 2004 (the “Base Prospectus”), which is included in the Registration Statement, and (b) the offering and sale by the Company of an aggregate of 3,650,000 Shares (the “Offering Shares”), pursuant to the underwriting agreement, dated March 9, 2004, between the Company and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein (the “Underwriting Agreement”), and the Prospectus Supplement, dated March 9, 2004, to the Base Prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Act (such Prospectus Supplement, together with the Base Prospectus, being referred to herein as the “Final Prospectus”).

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Board of Directors

March 9, 2004

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We are members of the Virginia Bar and we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the federal laws of the United States of America.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Offering Shares have been duly authorized and, when issued and sold as contemplated in the Final Prospectus, will be validly issued, fully paid and non assessable.

We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams